A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

GENERATION INCOME PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	401 East Jackson Street, Suite 3300 Tampa, Florida	33602
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813)448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

           Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) of Generation Income Properties, Inc., (the “Company”) was held on June 2, 2022, at Trenam Law Offices at 101 East Kennedy Boulevard, Suite 2700, Tampa Florida. At the 2022 Annual Meeting, the Company’s stockholders (i) elected David Sobelman, Benjamin Adams, Gena Cheng, Stuart Eisenberg, Betsy Peck and Patrick Quilty to serve as members of the board of directors of the Company until the 2023 Annual Meeting of Stockholders; and (ii) ratified the appointment of Malone Bailey LLP as the Company’s independent registered public accounting firm for fiscal year 2022.

The proposals below are described in detail in the Company’s definitive proxy statement dated April 28, 2022. The voting results for each proposal were as follows:

Proposal 1 – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
David Sobelman	704,193	15,442	3,410	783,283
Benjamin Adams	717,590	3,696	1,759	783,283
Gena Cheng	715,483	3,745	3,817	783,283
Stuart Eisenberg	704,998	16,289	1,758	783,283
Betsy Peck	705,949	16,337	759	783,283
Patrick Quilty	705,013	16,288	1,744	783,283

Proposal 2 – Ratification of the appointment of Malone Bailey LLP as the Company’s independent registered public accounting firm for fiscal year 2022:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,504,489	497	1,342	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Generation Income Properties Inc.
	By:	/s/ Allison Davies
Date: June 3, 2022		Allison Davies Chief Financial Officer